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                                                                   exhibit a(6)

                          VARIABLE ANNUITY PORTFOLIOS

                                   Amendment
                            to Declaration of Trust

         The undersigned, constituting at least a majority of the Trustees of each Trust named above and acting pursuant to each Trust's Declaration of Trust as currently in effect (each, a "Declaration of Trust"), do hereby certify that in accordance with the provisions of the second sentence of Section 9.3(a) of each Declaration of Trust, the following amendment to each Declaration of Trust has been duly adopted by at least a majority of the Trustees of each Trust, effective as of August 9, 2004:

         Section 7.5 of each Declaration of Trust is hereby intentionally deleted in its entirety.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment this 9th day of August, 2004.

/s/  Elliott J. Berv                          /s/  Mark T. Finn
----------------------------------            ---------------------------------
Elliott J. Berv, as Trustee                   Mark T. Finn, as Trustee
and not individually                          and not individually

/s/ R. Jay Gerken                             /s/ Stephen Randolph Gross
----------------------------------            ---------------------------------
    R. Jay Gerken, as Trustee                     Stephen Randolph Gross, as
    and not individually                          Trustee  and not individually

/s/  Diana R. Harrington                      /s/  Susan B. Kerley
----------------------------------            ---------------------------------
Diana R. Harrington, as Trustee               Susan B. Kerley, as Trustee
and not individually                          and not individually